UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

_____________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2020

Allegiant Travel Company

(Exact name of registrant as specified in its charter)

Nevada		001-33166	20-4745737

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive			89144
Las Vegas,	Nevada

(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code:              (702) 851-7300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 193 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1    Registrant’s Business and Operations
Item 1.02             Termination of a Material Definitive Agreement.

On August 28, 2020, Allegiant Travel Company (the “Company”) along with its wholly-owned subsidiary, Sunseeker Florida, Inc. (“SFI”), entered into an Agreement with certain lenders affiliated with Sixth Street Specialty Lending, Inc. formerly known as TPG Specialty Lending, Inc. (the “Lender”) to terminate the Construction Loan Agreement dated March 18, 2019 under which SFI was to borrow funds for the construction of Sunseeker Resorts at Charlotte Harbor (the “Project”). With the COVID-19 pandemic and its extreme impact on the airline and travel industry, the Company previously announced its suspension of the construction of the Project. With no clear line of sight into the duration and extent of the pandemic’s effect on the travel industry, the Company and the Lender negotiated an agreement to compromise amounts which would have otherwise been due to Lender under the Construction Loan Agreement. Under the Agreement, the Company will pay the Lender $19.8 million prior to the end of the year and the Lender will release all of its interest in the Project and the Construction Loan Agreement will be terminated.
The Company continues to evaluate other options to fund the completion of the construction of or to dispose of the Project.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2020	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Gregory C. Anderson
	Name:	Gregory C. Anderson
	Title:	Executive Vice President, Chief Financial Officer

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